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                                    EXHIBIT 10.13

                        AGREEMENT FOR PROMOTION OF PAGERS
                             BETWEEN NTC and PAGE PROMPT

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                        AGREEMENT FOR PROMOTION OF PAGERS
                                     BETWEEN
                               NTC AND PAGEPROMPT


This Agreement For The Promotion Of Pagers ("Agreement") is entered into between National Telephone & Communications, Inc., a Nevada corporation located at 2801 Main Street, Irvine, California 92714 ("NTC") and PagePrompt USA, Inc., a California corporation located at 16810 Valley View, La Mirada, California 90638 ("PGPT") and is entered into by the parties with reference to the following facts.

A. In December 1994, NTC entered into an agreement with a pager company other than PGPT ("Other Pager Company") for a joint pager promotion program ("Old Program") similar to the program desired by the parties under this Agreement ("New Program").

B. Because the Other Pager Company was relatively small, NTC was concerned the Other Pager Company would not be able to adequately handle the number of pager customers NTC would produce under the Old Program ("Performance Concerns").

C. NTC believes its Performance Concerns with the Other Pager Company were warranted since the Other Pager Company's performance under the Old Program resulted in hundreds of complaint calls to NTC requiring NTC to take expeditious and costly corrective actions including but not limited to (i) purchasing pagers at its own expense to fulfil the obligations of the Other Pager Company, (ii) delivering the pagers to these NTC customers at NTC's expense, (iii) issuing apologies to the NTC customers, and (iv) securing another pager company to provide paging service to the NTC customers ("Corrective Actions").

D. At the end of May 1995, NTC and PGPT entered into a joint promotional pager program similar to the New Program on a test basis ("Test Program") under an informal agreement ("Hand-Shake Agreement") negotiated between the parties by Christopher Mancuso, a consultant to NTC.

E. NTC is satisfied with the performance of PGPT in the Test Program to date, however NTC still has concerns about PGPT's performance abilities, similar to the Performance Concerns, because PGPT is also a relatively small pager company; therefore, NTC is only willing to enter into a formal agreement for the New Program on condition that PGPT provide NTC with certain up-front financial payments based solely on NTC'S performance under the Test Program through June 1995 ("Up-Front Payment").

F. PGPT is satisfied with the performance of NTC in the Test Program and is willing to satisfy NTC's Up-Front Payment condition; however, NTC has advised PGPT that NTC intends to enter into the pager business as a reseller in the future, and PGPT is only willing to provide such Up-Front Payment on condition that NTC warrants to PGPT that NTC will not take any action in the future to recapture the pager customer NTC produces for PGPT under the Test Program and this Agreement.



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NOW THEREFORE, for fair and reasonable consideration, the parties agree to the following.


1.  THE AGREEMENT.

    NTC agrees to make a good faith effort to produce, but does not guarantee to produce, a minimum of fifty thousand (50,000) orders for pagers from new customers for PGPT ("NTC/PGPT Customers") during the six (6) to twelve (12) month period immediately following the execution of this Agreement, subject to the termination conditions set forth below in Paragraph 8. PGPT agrees to reasonably provide such NTC/PGPT Customers with (i) pagers, in accordance with the program set forth below in Paragraph 3, and (ii) satisfactory pager services such that NTC shall not receive an unreasonable number of complaints about PGPT from the NTC/PGPT Customers and shall not have to take any actions on behalf of the NTC/PGPT Customers similar to the Corrective Actions.

2.  NTC'S PROGRAM TO DEVELOP NTC/PGPT CUSTOMERS.

    Any and all promotional programs used by NTC to produce the NTC/PGPT Customers shall be at NTC's sole discretion and cost, however, the parties agree that said promotional programs must be approved by PGPT. Such NTC programs shall include but shall not necessarily be limited to NTC's gift certificate program used by NTC's Independent Sales Representatives in the Test Program.

3.  PGPT'S PROMOTIONAL PAGER PROGRAM FOR THE NTC/PGPT CUSTOMERS.

    PGPT agrees that the initial promotional program for the NTC/PGPT Customers shall consist of one (1) new numeric pager, of a type acceptable to NTC, to by shipped to each new NTC/PGPT Customer within five (5) business days after such new NTC/PGPT Customer arranges to pay PGPT sixty three dollars and eighty five cents ($63.85) ("Start-Up Fees") through a credit card payment, check payment, cash payment or COD payment ("Pager Payment").
In the event the pager is sent to the NTC/PGPT Customer subject to a COD payment, then an additional five dollar ($5.00) fee shall be added to the Start-Up Fees. The pager itself shall be given to the NTC/PGPT Customer at no charge to either the NTC/PGPT Customer or NTC. However, NTC and PGPT agree the Start-Up Fees shall be charged to the NTC/PGPT Customers to cover the following PGPT costs and charges:

    -- A fee of thirty nine dollars ($39.00) to cover PGPT's costs of programing and activation of the pager.

    -- A fee of nineteen dollars and ninety cents ($19.90) to cover two months of PGPT'S charges for pager air time at nine dollars and ninety five cents ($9.95) per month.

    -- A fee of four dollars and ninety five cents ($4.95) to cover PGPT's shipping and handling costs for the pager.

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Both parties agree that the above promotional program shall remain in effect for the NTC/PGPT Customers through September 30, 1995, at which time the parties agree to negotiate in good faith to define a new promotional program, if necessary.

4.  NTC COMPENSATION.

    For each new NTC/PGPT Customer over-and-above the first ten thousand (10,000) such new NTC/PGPT Customers ("10,000+ Customers"), PGPT shall pay to NTC the following compensation:

    --  Twenty five dollars ($25.00) in cash ("Cash Compensation).

    -- Thirty dollars ($30.00) in PGPT unregistered common stock ("Stock Compensation").

    Both parties agree the said first ten thousand (10,000) new NTC/PGPT Customers ("First 10,000 Customers") shall be those first ten thousand (10,000) new NTC/PGPT Customers who received pagers from PGPT and paid PGPT the Pager Payment and shall include new NTC/PGPT Customers produced by the NTC during the Test Program as well as under this Agreement, as may be required to reach ten thousand (10,000).

    Both parties agree that ten dollars ($10.00) of the Cash Compensation shall be earned by NTC and shall be due to NTC at the time the pager payment is received by PGPT from a 10,000+ customer The Parties agree that the remaining fifteen dollars ($15.00) of the Cash Compensation whall be earned by NTC and shall be due to NTC when and if PGPT receives payment from the a 10,000+ Customer for PGPT'S first air time bill.
Both parties agree to negotiate in good faith to determine the reasonable timing for payment of the two (2) Cash Compensation payments to NTC once such payments are earned by NTC.

    Both parties agree that the Stock Compensation shall be earned by NTC and due to NTC on the last calendar day of each calendar quarter. The parties agree that THE NUMBER OF 10,000+ Customers for which NTC shall be paid the stock compensation shall be the number of "PGPT Paying Customers" who are NTC/PGPT Customers ("NTC/PGPT Paying Customers") at the end of each calendar quarter less the number of NTC/PGPT Paying Customers at the end of the previous calendar quarter ("Stock Compensation Calculation"). The First 10,000 Customers shall not be included in the Stock Compensation Calculation. The parties agree to negotiate in good faith to determine a mutually acceptable definition of "PGPT paying customer". The parties further agree that the Stock Compensation Payment may be paid to NTC, at PGPT'S sole discretion as thirty dollars ($30.00) cash rather than as thirty dollars ($30.00) of PGPT unregistered common stock.

    The parties also agree: (i) that the price per share of PGPT common stock to be used in determining the number of shares in the thirty dollars ($30.00) of Stock Compensation shall be the average bid price of the stock during the calendar quarter for which the Stock Compensation is earned; (ii) to negotiate in good faith to determine the reasonable timing for payment of any earned stock

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Compensation to NTC; and (iii) that all PGPT unregistered common stock shares
NTC receives as Stock Compensation shall have customary piggyback rights with any future PGPT stock registration.

5.  UP-FRONT PAYMENTS TO NTC.

    PGPT agrees that NTC has earned from PGPT and PGPT shall pay to NTC a cash payment of ($250,000) and a stock payment equal to three hundred thousand dollars ($300,000) of unregistered PGPT common stock ("Already Earned Compensation" for all of NTC's efforts during the test program up to June 30, 1995, and for all NTC/PGPT Customers produced by NTC for PGPT up to June 30, 1995. The parties agree that the value of the unregistered pgpt common stock to be used for determining the number of shares required for the stock payment shall be the average bid price for the PGPT'S common stock during the last
10 (10) business days of June 1995, and that such shares shall have customary piggyback rights with any future PGPT stock registration. Both parties agree to negotiate in good faith to define reasonable timing for PGPT's payment of the Already Earned Compensation to NTC.

6.  STOCK OPTION GUARANTEE FOR NTC.

    At the time of the Hand-Shake Agreement, PGPT agreed to grant NTC and hereby does GRANT NTC AN OPTION TO PURCHASE ONE HUNDRED THOUSAND (100,000) SHARES OF PGPT UNREGISTERED COMMON STOCK AT A PURCHASE PRICE OF TWO DOLLARS AND TWENTY FIVE CENTS ($2.25) PER SHARE ("The Option"). The Option shall become exercisable by NTC at the time either (i) five thousand (5,000) net NTC/PGPT Customers have paid their first pager air time bill and are still using PGPT's service, or (ii) PGPT has delivered pagers to the First 10,000 Customers, whichever first occurs. The Option shall expire on June 30, 1998, and PGPT agrees The Option shares shall have customary piggyback rights with any future PGPT stock registration.


7.  NTC WARRANT ON NTC/PGPT CUSTOMERS.

    NTC warrants to PGPT that NTC will not take any action in the future to recapture NTC/PGPT Customers produced for PGPT by NTC under this agreement and/or under the Test Program for (i) any pager service which NTC may develop for itself or (ii) any other pager company with which NTC may enter into an agreement in the future.

8.  TERM OF AGREEMENT.

    THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE ON JUNE 30, 1996 ("Automatic Termination Date"). The parties agree this Agreement may be terminated by either party prior to the Automatic Termination Date upon delivery of a written termination notice ("Termination Notice") to the other party. In the event one of the parties delivers such Termination Notice to the other party, then this Agreement shall terminate on the thirtieth (30th) calendar day following delivery of such Termination Notice ("Early Termination Date"), unless such Early Termination Date is after June 30, 1996.

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    The parties agree to negotiate in good faith to determine the specific obligations and liabilities of each party following the termination of this Agreement including but not necessarily limited to the liabilities/obligations for NTC/PGPT Customers received by PGPT after termination of this Agreement but resulting from the efforts and promotional programs of NTC prior to the termination.

9.  DISPUTES AND VENUE.

    In the event of any dispute, controversy or claim ("Disputed Matter") between the parties to this Agreement or the breach thereof, the parties agree to submit and are obligated to submit the Disputed Matter to binding arbitration in accordance with the Rules of the American Arbitration Association. The parties further agree that such arbitration shall be held in the County of Orange in the State of California. By execution of this Agreement, the parties irrevocably and unconditionally submit to the jurisdiction of said arbitration in any such Disputed Matter.

10. APPLICABLE LAW.

    This Agreement shall be construed, governed and enforced in accordance with the laws of the State of California.

11. ATTORNEY FEES.

    In the event of any Disputed Matter between the parties hereto in connection with this Agreement, the prevailing party shall be entitled to receive from the losing party all of its cost and expenses including but not limited to court costs and reasonable attorney's fees.

12. AMENDMENTS.

    No amendment, modification, waiver, discharge or change ("Amendment") to this Agreement shall be valid unless such Amendment is in writing and signed by all the parties hereto.

13. ADDITIONAL DOCUMENTS.

    Each of the parties hereto specifically agrees to execute such other and further instruments and documents as may be reasonably be required to effectuate the terms, conditions and objectives of this Agreement.

14. SEVERABILITY AND COMPLIANCE.

    If any term, condition or provision of this Agreement is found to be invalid, contrary to law or otherwise unenforceable ("Invalid Provision"), such finding shall in no way affect the validity or enforceability of the terms, conditions and provisions herein. Such other terms, conditions and provisions shall be valid and enforceable as if the Invalid Provision was never a part hereof. Each party hereto shall be excused without further liability from the performance of any duty, obligation or responsibility

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hereunder to the extent it is prevented from such performance by applicable laws, rules or regulations or by the order or decision of any regulatory authority.

15. WAIVER OF BREACH.

    The waiver of one party of a breach of any term, condition or provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of any type whether of similar or dissimilar nature.

16. NOTICES.

    Any and all notices, demands or other communications ("Notice") given hereunder shall be delivered to the party to whom such Notice is addressed by delivery in person or by delivery through United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to NTC:          2801 Main Street
                        Irvine, California 92714
                        Attn: President

    If to PGPT:         PagePrompt USA
                        16810 Valley View
                        La Mirada, California 90638
                        Attn: Vice President

If delivery is by United States mail, notice shall be deemed to have been given three (3) working days after being placed in such mail, as evidenced by a mailing receipt. Either party may change its address for the purpose of this Agreement by giving the other party written notice of its new address.

17. ASSIGNMENTS.

    This Agreement and the rights and obligations granted or agreed to hereunder may not be assigned by either party by sale of business, operation of law or otherwise without first obtaining the written consent of the other party which both parties agree will not be unreasonably withheld.

18. VALID ENTITY.

    Each party to this Agreement which is a legal entity such as a partnership, corporation or trust or the like represents that it is a validly formed and existing entity, that it has the authority to enter into this Agreement and that all acts necessary to make this Agreement valid and binding have been done. The person or persons executing this Agreement on behalf of such entity represents that they have the right and authority to do so.

19. CONSTRUCTION.

    Any rule of law to the contrary notwithstanding, this Agreement shall be construed as if drafted by both parties

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regardless of which party or which party's legal counsel either actually drafted this Agreement or printed or physically memorialized this Agreement between the parties.

20. COUNTERPARTS.

    This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed an original; but all of such counterparts taken together shall constitute one and the same agreement.

21. USE OF PLURAL OR SINGULAR.

    The use of the singular or plural number in any term, condition or provision of this Agreement shall be deemed to include the other whenever the context so requires.

22. ENTIRE AGREEMENT.

    This Agreement sets forth and constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all previous agreements, promises and representations, either oral or in writing, between the parties hereto with respect to the transactions covered hereby, and contains all the covenants and agreements between the parties. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party to this Agreement, or anyone acting on behalf of any party to this Agreement, which are not embroiled herein.

23. BENEFITS.

    The terms, conditions and provisions of this Agreement shall inure to the benefit of and be binding on the parties hereto and all their respective successors including but not limited to permitted assigns, executors, administrators, heirs and representatives; and no other person or entity shall have any rights whatsoever under this Agreement.

Agreed to effective on the 30th day of June, 1995 in the County of Orange, State of California.


NTC:                                             PGPT:
National Telephone &                             Page Prompt USA, Inc.
Communications, Inc.

By:                                              By:

    /s/ E. R. JACOBS                                   /s/                  for
   --------------------------                        --------------------------
   E.R. Jacobs                                       Hal Linden
   President                                         Vice President


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